HAROLD SIMMONS, CHAIRMAN OF THE BOARD, ANNOUNCES A 400,000 SHARE REPURCHASE BY TITANIUM METALS CORPORATION OF ITS COMMON STOCK

DALLAS, TEXAS . . . September 22, 2011 . . . Harold C. Simmons, the Chairman of the Board of Titanium Metals Corporation (“TIMET”) (NYSE:  TIE), announced that TIMET purchased 400,000 shares of its common stock today at an average price of $14.939 per share (exclusive of commissions).

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products. Information on TIMET is available on its website at www.timet.com.

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